SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ORBITZ INC. CL A

          GAMCO INVESTORS, INC.
                      11/05/04           25,200            27.4599
                      11/05/04           10,000            27.4565
                      11/03/04            1,203            27.4542
                      11/03/04            2,900            27.4566
                      10/27/04           10,000            27.3600
                      10/22/04           10,000            27.3000
          GABELLI SECURITIES, INC.
               GABELLI ASSOCIATES LTD
                      11/04/04           16,000            27.4600
                      10/28/04            1,300            27.3300
                      10/27/04            2,500            27.3300
               GABELLI ASSOCIATES FUND
                      11/05/04           28,477            27.4565
                      11/04/04           16,395            27.4600
                      11/02/04            6,163            27.4541
                      10/28/04            1,200            27.3300
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                      10/19/04           10,000            27.2700
               GABELLI ABC FUND
                      10/21/04           17,700            27.2900

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.